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EXHIBIT 1.1


                                  ENRON CORP.

                               MEDIUM-TERM NOTES
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

                             DISTRIBUTION AGREEMENT


                                                                        [Date]


[Name and Address of Agent]

Dear Sirs:

         Enron Corp., an Oregon corporation (the "Company"), confirms its agreement with the agent set forth above and on the signature page hereto (the "Agent") with respect to the issue and sale by the Company of its Medium-Term Notes Due Nine Months or More From Date of Issue (the "Notes"). The Notes are to be issued pursuant to an Indenture, dated as of November 1, 1985, as amended or modified from time to time (the "Indenture"), between the Company and The Bank of New York (as successor to Harris Trust and Savings Bank), as trustee (the "Trustee"). As of the date hereof, the Company has authorized the issuance and sale of up to U.S. $500,000,000 aggregate initial offering price of Notes (or its equivalent, based upon the exchange rate on the applicable trade date in such foreign currencies as the Company shall designate at the time of issuance) to or through the Agent pursuant to the terms of this Agreement. It is understood, however, that the Company may from time to time authorize the issuance of additional Notes and that such additional Notes may be sold to or through the Agent pursuant to the terms of this Agreement, all as though the issuance of such Notes were authorized as of the date hereof.

         This Agreement provides both for the sale of Notes by the Company to the Agent as principal for resale to investors and other purchasers and for the sale of Notes by the Company directly to investors (as may from time to time be agreed to by the Company and the Agent), in which case the Agent will act as an agent of the Company in soliciting offers for the purchase of Notes.

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-70465) for the registration of its common stock, preferred stock, depositary shares and debt securities, including the Notes, under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"). Such registration statement has been declared effective by the Commission and the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"), and the Company has filed such post-effective amendments thereto as may be required prior to its acceptance of any offer for the purchase of Notes and each such post-effective amendment has been declared effective by the Commission. Such registration


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statement, in the form in which it or any post-effective amendment thereto became effective, is referred to herein as the "Registration Statement"; and the final prospectus and all applicable amendments or supplements thereto (including the final prospectus supplement and pricing supplement relating to the offering of Notes), in the form first furnished to the Agent for use in confirming sales of Notes, are collectively referred to herein as the "Prospectus"; provided, however, that all references to the "Registration Statement" and the "Prospectus" shall also be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), prior to the effectiveness of the Registration Statement or any acceptance by the Company of an offer for the purchase of Notes, respectively; provided, further, that if the Company files a registration statement with the Commission pursuant to Rule 462(b) of the 1933 Act Regulations (the "Rule 462(b) Registration Statement"), then, after such filing, all references to the "Registration Statement" shall also be deemed to include the Rule 462(b) Registration Statement. A "preliminary prospectus" shall be deemed to refer to any prospectus used before the Registration Statement became effective and any prospectus furnished by the Company after the registration statement became effective and before any acceptance by the Company of an offer for the purchase of Notes which omitted information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations. All references in this Agreement to amendments or supplements to the Registration Statement, Prospectus or preliminary prospectus shall be deemed to include the filing of any document under the 1934 Act which is incorporated by reference in the Registration Statement, Prospectus or preliminary prospectus, as the case may be. For purposes of this Agreement, all references to the Registration Statement, Prospectus or preliminary prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

SECTION  1. Appointment as Agent.

         (a) Appointment. Subject to the terms and conditions stated herein and subject to the reservation by the Company of the right to sell Notes directly on its own behalf, the Company hereby agrees that Notes will be sold to or through the Agent on a non-exclusive basis.

         (b) Sale of Notes. The Company shall not sell or approve the solicitation of offers for the purchase of Notes in excess of the amount which shall be authorized by the Company from time to time or in excess of the aggregate initial offering price of Notes registered pursuant to the Registration Statement. The Agent shall not have any responsibility for maintaining records with respect to the aggregate initial offering price of Notes sold, or of otherwise monitoring the availability of Notes for sale, under the Registration Statement.

         (c) Purchases as Principal. The Agent shall not have any obligation to purchase Notes from the Company as principal. However, absent an agreement between the Agent and the Company that the Agent shall be acting solely as an agent for the Company, the Agent shall be deemed to be acting as principal in connection with any offering of Notes hereunder. Accordingly, the Agent may agree from time to time to purchase Notes from the Company as principal for resale to investors and other purchasers determined by the Agent. Any purchase of Notes from the Company by the Agent as principal shall be made in accordance with Section 3(a) hereof.



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         (d) Solicitations as Agent. If agreed upon between the Agent and the
Company, the Agent, acting solely as an agent for the Company and not as principal, will solicit offers for the purchase of Notes. The Agent will communicate to the Company, orally, each offer for the purchase of Notes solicited by it on an agency basis other than those offers rejected by the Agent. The Agent shall have the right, in its discretion reasonably exercised, to reject any offer for the purchase of Notes, in whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein. The Company may accept or reject any offer for the purchase of Notes, in whole or in part. The Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer for the purchase of Notes has been solicited by it on an agency basis and accepted by the Company. The Agent shall not have any liability to the Company in the event that any such purchase is not consummated for any reason. If the Company shall default on its obligation to deliver Notes to a purchaser whose offer has been solicited by the Agent on an agency basis and accepted by the Company, the Company shall (i) hold the Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) pay to the Agent any commission to which it would otherwise be entitled absent such default.

         (e) Reliance. The Company and the Agent agree that any Notes purchased from the Company by the Agent as principal shall be purchased, and any Notes the placement of which the Agent arranges as an agent of the Company shall be placed by the Agent, in reliance on the representations, warranties, covenants and agreements of the Company contained herein and on the terms and conditions and in the manner provided herein.

SECTION  2. Representations and Warranties.


         (a) The Company represents and warrants to the Agent as of the date hereof, as of the date of each acceptance by the Company of an offer for the purchase of Notes (whether to the Agent as principal or through the Agent as agent), as of the date of each delivery of Notes (whether to the Agent as principal or through the Agent as agent) (the date of each such delivery to the Agent as principal is referred to herein as a "Settlement Date"), and as of any time that the Registration Statement or the Prospectus shall be amended or supplemented (each of the times referenced above is referred to herein as a "Representation Date"), as follows:

                  (i) Due Incorporation, Good Standing and Due Qualification of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the state of its incorporation with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into this Agreement and consummate the transactions contemplated in the Prospectus; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise (a "Material Adverse Effect").


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                  (ii) Due Incorporation, Good Standing and Due Qualification
         of Material Subsidiaries. Each Material Subsidiary (as defined below) has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect; except as stated in the Prospectus, all of the issued and outstanding shares of capital stock of each Material Subsidiary has been duly authorized and is validly issued, fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and none of the outstanding shares of capital stock of any Material Subsidiary was issued in violation of preemptive or other similar rights of any securityholder of such Material Subsidiary. The following subsidiaries of the Company shall be "Material Subsidiaries": Citrus Corp., Enron North America Corp., Florida Gas Transmission Company, Houston Pipe Line Company, Northern Natural Gas Company, Portland General Electric Company, Transwestern Pipeline Company and Enron Broadband Services, Inc. and each other subsidiary deemed material by the Company prior to any acceptance of an offer to purchase Notes.

                  (iii) Registration Statement and Prospectus. The Company meets the requirements for use of Form S-3 under the 1933 Act; the Registration Statement (or any Rule 462(b) Registration Statement) has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement (or any Rule 462(b) Registration Statement) has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with; the Indenture has been duly qualified under the 1939 Act; at the respective times that the Registration Statement (including any Rule 462(b) Registration Statement) and any post-effective amendment thereto (including the filing of the Company's most recent Annual Report on Form 10-K with the Commission (the "Annual Report on Form 10-K")) became effective and at each Representation Date, the Registration Statement (including any Rule 462(b) Registration Statement) and any amendments thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations") and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; each preliminary prospectus and prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations; each preliminary prospectus and the Prospectus delivered to the Agent for use in connection with the offering of Notes are identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T; and at the date hereof, at the date of the Prospectus and each amendment or supplement thereto and at



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         each Representation Date, neither the Prospectus nor any amendment or supplement thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the Agent expressly for use in the Registration Statement or the Prospectus.

                  (iv) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the "1934 Act Regulations") and, when read together with the other information in the Prospectus, at the date hereof, at the date of the Prospectus and at each Representation Date, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (v) Independent Accountants. The accountants who certified the financial statements and any supporting schedules thereto included in the Registration Statement and the Prospectus are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                  (vi) Financial Statements. The consolidated financial statements of the Company included in the Registration Statement and the Prospectus, together with the related schedules and notes, as well as those financial statements, schedules and notes of any other entity included in the Registration Statement and the Prospectus, present fairly the consolidated financial position of the Company and its subsidiaries, or such other entity, as the case may be, at the dates indicated and the consolidated statement of operations, stockholders' equity and cash flows of the Company and its subsidiaries, or such other entity, as the case may be, for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved; the supporting schedules, if any, included in the Registration Statement and the Prospectus present fairly in accordance with GAAP the information required to be stated therein; the selected financial data and the summary financial information included in the Registration Statement and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement and the Prospectus; and any pro forma consolidated financial statements of the Company and its subsidiaries and the related notes thereto included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.


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                  (vii) No Material Changes. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, there has been no event or occurrence that would result in a Material Adverse Effect.

                  (viii) Authorization, etc. of this Agreement, the Indenture and the Notes. This Agreement has been duly authorized, executed and delivered by the Company; the Indenture has been duly authorized, executed and delivered by the Company and will be a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law), and except further as enforcement thereof may be limited by requirements that a claim with respect to any debt securities issued under the Indenture that are payable in a foreign or composite currency (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or by governmental authority to limit, delay or prohibit the making of payments outside the United States; the Notes have been duly authorized by the Company for offer, sale, issuance and delivery pursuant to this Agreement and, when issued, authenticated and delivered in the manner provided for in the Indenture and delivered against payment of the consideration therefor, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law), and except further as enforcement thereof may be limited by requirements that a claim with respect to any Notes payable in a foreign or composite currency (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate or exchange prevailing on a date determined pursuant to applicable law or by governmental authority to limit, delay or prohibit the making of payments outside the United States; the Notes will be substantially in a form previously certified to the Agent and contemplated by the Indenture; and each holder of Notes will be entitled to the benefits of the Indenture.

                  (ix) Descriptions of the Indenture and the Notes. The Indenture and the Notes conform and will conform in all material respects to the statements relating thereto contained in the Prospectus and are substantially in the form filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement.

                  (x) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of the provisions of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or


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         assets of the Company or any of its subsidiaries is subject
         (collectively, "Agreements and Instruments"), except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Indenture, the Notes and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated by the Prospectus, the consummation of the transactions contemplated in the Prospectus (including the issuance and sale of the Notes and the use of proceeds therefrom as described in the Prospectus) and the compliance by the Company with its obligations hereunder and under the Indenture, the Notes and such other agreements or instruments have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or the passage of time or both, conflict with or constitute a breach of, or default or event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries (a "Repayment Event") under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of the Company or any of its subsidiaries pursuant to, any Agreements and Instruments, except for such liens, charges, encumbrances or violations that would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations.

                  (xi) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or to the knowledge of the Company threatened, against or affecting the Company or any of its subsidiaries which is required to be disclosed in the Registration Statement and the Prospectus (other than as stated therein), or which may reasonably be expected to result in a Material Adverse Effect, or which may reasonably be expected to materially and adversely affect the assets, properties or operations thereof, the performance by the Company of its obligations under this Agreement, the Indenture and the Notes or the consummation of the transactions contemplated in the Prospectus.

                  (xii) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind, except (A) as otherwise stated in the Registration Statement and the Prospectus or (B) those that do not adversely affect the value of such property or interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries, in either case in a manner that would result in a Material Adverse Effect; and all of the leases and subleases material to the business of the Company and its subsidiaries considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any of its subsidiaries has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of such leases or subleases, or affecting or questioning the rights of the Company or such subsidiary of the continued possession of the leased or subleased premises under any such lease or sublease, except for those that would not have a Material Adverse Effect.

                  (xiii) Environmental Laws. Except as otherwise stated in the Registration Statement and the Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements,
         (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that may reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

                  (xiv) No Filings, Regulatory Approvals, etc. No filing with, or approval, authorization, consent, license, registration, qualification, order or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the due authorization, execution and delivery by the Company of this Agreement, the Indenture and the Notes or for the performance by the Company of the transactions contemplated in this Agreement, the Indenture or the Prospectus, except such as have been previously made, obtained or rendered, as applicable.

                  (xv) Investment Company Act. The Company is not, and upon the issuance and sale of the Notes as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

                  (xvi) Commodity Exchange Act. The Notes, upon issuance, will be excluded or exempted under, or beyond the purview of, the Commodity Exchange Act, as amended (the "Commodity Exchange Act"), and the rules and regulations of the Commodity

         Futures Trading Commission under the Commodity Exchange Act (the "Commodity Exchange Act Regulations").

         (b) Additional Certifications. Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to the Agent or to counsel for the Agent in connection with an offering of Notes to the Agent as principal or through the Agent as agent shall be deemed a representation and warranty by the Company to the Agent as to the matters covered thereby on the date of such certificate and, unless subsequently amended or supplemented, at each Representation Date subsequent thereto.

SECTION  3. Purchases as Principal; Solicitations as Agent.

         (a) Purchases as Principal. Notes purchased from the Company by the Agent, as principal shall be made in accordance with terms agreed upon between the Agent and the Company (which terms shall, to the extent deemed appropriate, include those terms specified in Exhibit A hereto). The Agent's commitment to purchase Notes as principal shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Unless the context otherwise requires, references herein to "this Agreement" shall include the applicable agreement of the Agent to purchase Notes from the Company as principal. The Agent may engage the services of any broker or dealer in connection with the resale of the Notes purchased by them as principal and may allow all or any portion of the discount received from the Company in connection with such purchases to such brokers or dealers. At the time of each purchase of Notes from the Company by the Agent as principal, the Agent shall specify the requirements for the officers' certificate, opinion of counsel and comfort letter pursuant to Sections 7(b), 7(c) and 7(d) hereof.

         (b) Solicitations as Agent. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, when agreed by the Company and the Agent, the Agent, as an agent of the Company, will use its reasonable efforts to solicit offers for the purchase of Notes upon the terms set forth herein and in the Prospectus. The Agent is not authorized to appoint sub-Agents with respect to Notes sold through it as agent. All Notes sold through the Agent as agent will be sold at 100% of their principal amount unless otherwise agreed upon between the Company and the Agent.

         The Company reserves the right, in its sole discretion, to suspend solicitation of offers for the purchase of Notes through the Agent, as an agent of the Company, commencing at any time for any period of time or permanently. As soon as practicable after receipt of instructions from the Company, the Agent will suspend solicitation of offers for the purchase of Notes from the Company until such time as the Company has advised the Agent that such solicitation may be resumed.

         The Company agrees to pay the Agent a commission, in the form of a discount, equal to the applicable percentage of the principal amount of each Note sold by the Company as a result of a solicitation made by the Agent, as an agent of the Company, as set forth in Schedule A hereto.

         (c) Administrative Procedures. The purchase price, interest rate or formula, maturity date and other terms of the Notes specified in Exhibit A hereto (as applicable) shall be agreed upon between the Company and the Agent and specified in a pricing supplement to the Prospectus (each, a "Pricing Supplement") to be prepared by the Company in connection with each sale of Notes. Except as otherwise specified in the applicable Pricing Supplement, the Notes will be issued in denominations of U.S. $1,000 or any larger amount that is an integral multiple of U.S. $1,000. Administrative procedures with respect to the issuance and sale of the Notes (the "Procedures") shall be agreed upon from time to time among the Company, the Agent and the Trustee. The Agent and the Company agree to perform, and the Company agrees to cause the Trustee to agree to perform, their respective duties and obligations specifically provided to be performed by them in the Procedures.

SECTION  4. Covenants of the Company.

         The Company covenants and agrees with the Agent as follows:

         (a) Notice of Certain Events. The Company will notify the Agent immediately, and confirm such notice in writing, of (i) the effectiveness of any post-effective amendment to the Registration Statement or the filing of any amendment or supplement to the Prospectus (other than any amendment or supplement thereto providing solely for the determination of the variable terms of the Notes or relating solely to the offering of securities other than the Notes), (ii) the receipt of any comments from the Commission, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or of any order preventing or suspending the use of any preliminary prospectus, or of the initiation of any proceedings for that purpose or (v) any change in the rating assigned by any nationally recognized statistical rating organization to the Program or any debt securities (including the Notes) of the Company, or the public announcement by any nationally recognized statistical rating organization that it has under surveillance or review, with possible negative implications, its rating of the Program or any such debt securities, or the withdrawal by any nationally recognized statistical rating organization of its rating of the Program or any such debt securities. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

         (b) Filing or Use of Amendments. Except as otherwise provided in subsection (m) of this Section 4, the Company will give the Agent advance notice of its intention to file or prepare any additional registration statement with respect to the registration of additional Notes, any amendment to the Registration Statement (including any filing under Rule 462(b) of the 1933 Act Regulations) or any amendment or supplement to the prospectus included in the Registration Statement at the time it became effective or to the Prospectus (other than an amendment or supplement thereto providing solely for the determination of the variable terms of the Notes or relating solely to the offering of securities other than the Notes), whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish to the Agent copies of any such document a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such document to which the Agent or counsel for the Agent shall reasonably object.

         (c) Delivery of the Registration Statement. The Company has furnished to the Agent and to counsel for the Agent, without charge, conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and conformed copies of all consents and certificates of experts. The Registration Statement and each amendment thereto furnished to the Agent will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (d) Delivery of the Prospectus. The Company will deliver to the Agent, without charge, as many copies of each preliminary prospectus as the Agent may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to the Agent, without charge, such number of copies of the Prospectus (as amended or supplemented) as the Agent may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Agent will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (e) Preparation of Pricing Supplements. The Company will prepare, with respect to any Notes to be sold to or through the Agent pursuant to this Agreement, a Pricing Supplement with respect to such Notes in a form previously approved by the Agent. The Company will deliver such Pricing Supplement no later than 11:00 a.m., New York City time, on the business day following the date of the Company's acceptance of the offer for the purchase of such Notes and will file such Pricing Supplement pursuant to Rule 424(b)(3) under the 1933 Act not later than the close of business of the Commission on the fifth business day after the date on which such Pricing Supplement is first used.

         (f) Revisions of Prospectus -- Material Changes. Except as otherwise provided in subsection (m) of this Section 4, if at any time during the term of this Agreement any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Agent or counsel for the Company, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, or if it shall be necessary, in the opinion of either such counsel, to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company shall give immediate notice, confirmed in writing, to the Agent to cease the solicitation of offers for the purchase of Notes in its capacity as agent and to cease sales of any Notes it may then own as principal, and the Company will promptly prepare and file with the Commission, subject to Section 4(b) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement and Prospectus comply with such requirements, and the Company will furnish to the Agent, without charge, such number of copies of such amendment or supplement as the Agent may reasonably request. In addition, the

Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of each offering of Notes.

         (g) Prospectus Revisions -- Periodic Financial Information. Except as otherwise provided in subsection (m) of this Section 4, on or prior to the date on which there shall be released to the general public interim financial statement information related to the Company with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, the Company shall furnish such information to the Agent, confirmed in writing, and shall cause the Prospectus to be amended or supplemented to include financial information with respect thereto and corresponding information for the comparable period of the preceding fiscal year, as well as such other information and explanations as shall be necessary for an understanding thereof or as shall be required by the 1933 Act or the 1933 Act Regulations.

         (h) Prospectus Revisions -- Audited Financial Information. Except as otherwise provided in subsection (m) of this Section 4, on or prior to the date on which there shall be released to the general public financial information included in or derived from the audited consolidated financial statements of the Company for the preceding fiscal year, the Company shall furnish such information to the Agent, confirmed in writing, and shall cause the Prospectus to be amended or supplemented to include such audited consolidated financial statements and the report or reports, and consent or consents to such inclusion, of the independent accountants with respect thereto, as well as such other information and explanations as shall be necessary for an understanding of such consolidated financial statements or as shall be required by the 1933 Act or the 1933 Act Regulations.

         (i) Earnings Statements. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of
Section 11(a) of the 1933 Act.

         (j) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods prescribed by the 1934 Act and the 1934 Act Regulations.

         (k) Restriction on Offers and Sales of Securities. Unless otherwise agreed upon between the Agent acting as principal and the Company, between the date of the agreement by the Agent to purchase the related Notes from the Company and the Settlement Date with respect thereto, the Company will not, without the prior written consent of the Agent, issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise dispose of, any debt securities of the Company (other than the Notes that are to be sold pursuant to such agreement or commercial paper in the ordinary course of business). For such purposes, debt securities of the Company shall not include guarantees of the trading obligations of subsidiaries in the ordinary course of business and consistent with past practices.

         (l) Use of Proceeds. The Company will use the net proceeds received by it from the issuance and sale of the Notes in the manner specified in the Prospectus.

         (m) Suspension of Certain Obligations. The Company shall not be required to comply with the provisions of subsections (b), (f), (g) or (h) of this Section 4 during any period from the time (i) the Agent shall have suspended solicitation of offers for the purchase of Notes in its capacity as agent pursuant to a request from the Company and (ii) the Agent shall not then hold any Notes purchased from the Company as principal, as the case may be, until the time the Company shall determine that solicitation of offers for the purchase of Notes should be resumed or the Agent shall subsequently purchase Notes from the Company as principal.

         (n) Ratings. The Company will obtain a rating for the Notes from Moody's Investors Service, Inc. and Standard & Poor's Ratings Services prior to the issuance of such Notes.

SECTION  5. Conditions of Agent's Obligations.

         The obligations of the Agent to purchase Notes from the Company as principal and to solicit offers for the purchase of Notes as an agent of the Company, and the obligations of any purchasers of Notes sold through the Agent as an agent of the Company, will be subject to the accuracy of the representations and warranties on the part of the Company herein contained or contained in any certificate of an officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance and observance by the Company of its covenants and other obligations hereunder, and to the following additional conditions precedent:

         (a) Effectiveness of Registration Statement. The Registration Statement (including any Rule 462(b) Registration Statement) has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or shall be pending or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Agent.

         (b) Legal Opinions. On the date hereof, the Agent shall have received the following legal pinions, dated as of the date hereof and in form and substance satisfactory to the Agent:

                  (1) Opinion of Counsel for the Company. The favorable opinion of General Counsel of the Company substantially in the form attached hereto as Exhibit B.

                  (2) Opinions of Counsel for the Agent. The favorable opinion of Bracewell & Patterson, L.L.P., counsel for the Agent, substantially in the form attached hereto as Exhibit C.

         (c) Officer's Certificate. On the date hereof, there shall not have been, since the respective dates as of which information is given in the Prospectus, any Material Adverse Effect, whether or not arising in the ordinary course of business, and the Agent shall have received a certificate of the President or any Vice President of the Company and any one of the Chief Financial Officer, the Chief Accounting Officer or the Treasurer of the Company, dated as of the date hereof, to the effect that (i) there has been no such Material Adverse Effect, (ii) the representations and warranties of the Company herein contained are true and correct with the same force and effect as though expressly made at and as of the date of such certificate, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date of such certificate, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted, are pending or, to the best of such officer's knowledge, are threatened by the Commission.

         (d) Comfort Letter of Arthur Andersen LLP. On the date hereof, the Agent shall have received a letter from Arthur Andersen LLP, dated as of the date hereof and in form and substance satisfactory to the Agent.

         (e) Additional Documents. On the date hereof, counsel to the Agent shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Notes as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of Notes as herein contemplated shall be satisfactory in form and substance to the Agent and to counsel to the Agent.

         (f) Ratings. The Notes shall be rated at a rating satisfactory to the Agent.

         If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Agent by notice to the Company at any time and any such termination shall be without liability of any party to any other party except as provided in Section 10 hereof and except that Sections 8, 9, 11, 14 and 15 hereof shall survive any such termination and remain in full force and effect.

SECTION 6. Delivery of and Payment for Notes Sold through an Agent as Agent.

         Delivery of Notes sold through the Agent as an agent of the Company shall be made by the Company to the Agent for the account of any purchaser only against payment therefor in immediately available funds. In the event that a purchaser shall fail either to accept delivery of or to make payment for a Note on the date fixed for settlement, the Agent shall promptly notify the Company and deliver such Note to the Company and, if the Agent has theretofore paid the Company for such Note, the Company will promptly return such funds to the Agent. If such failure has occurred for any reason other than default by the Agent in the performance of its obligations hereunder, the Company will reimburse the Agent on an equitable basis for its loss of the use of the funds for the period such funds were credited to the Company's account.

SECTION  7. Additional Covenants of the Company.

         The Company further covenants and agrees with the Agent as follows:

         (a) Reaffirmation of Representations and Warranties. Each acceptance by the Company of an offer for the purchase of Notes (whether to the Agent as principal or through the Agent as agent), and each delivery of Notes (whether to the Agent as principal or through the Agent as agent), shall be deemed to be an affirmation that the representations and warranties of the Company herein contained and contained in any certificate theretofore delivered to the Agent pursuant hereto are true and correct at the time of such acceptance, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the Agent or to the purchaser or its agent, as the case may be, of the Notes relating to such acceptance as though made at and as of each such time (it being understood that such representations and warranties shall relate to the Registration Statement and Prospectus as amended and supplemented to each such time).

         (b) Subsequent Delivery of Certificates. Each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for the determination of the variable terms of the Notes or relating solely to the offering of securities other than the Notes), (ii) (if required in connection with the purchase of Notes from the Company by the Agent as principal) the Company sells Notes to the Agent as principal or (iii) the Company sells Notes in a form not previously certified to the Agent by the Company, the Company shall furnish or cause to be furnished to the Agent, forthwith a certificate dated the date of filing with the Commission or the date of effectiveness of such amendment or supplement, as applicable, or the date of such sale, as the case may be, in form satisfactory to the Agent, to the effect that the statements contained in the certificate referred to in Section 5(c) hereof which were last furnished to the Agent are true and correct at the time of the filing or effectiveness of such amendment or supplement, as applicable, or the time of such sale, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 5(c) hereof, modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate (it being understood that, in the case of clause (ii) above, any such certificate shall also include a certification that there has been no Material Adverse Effect, whether or not arising in the ordinary course of business, since the date of the agreement by the Agent to purchase Notes from the Company as principal).

         (c) Subsequent Delivery of Legal Opinions. Each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for the determination of the variable terms of the Notes or relating solely to the offering of securities other than the Notes), (ii) (if required in connection with the purchase of Notes from the Company by the Agent as principal) the Company sells Notes to the Agent as principal or (iii) the Company sells Notes in a form not previously certified to the Agent by the Company, the Company shall furnish or cause to be furnished forthwith to the Agent and to counsel to the Agent the written opinion of General Counsel of the Company, or other counsel satisfactory to the Agent, and, at least once annually, counsel for the Agent, dated the date of filing with the Commission or the date of effectiveness of such amendment or supplement, as applicable, or the date of such sale, as the case may be, in form and substance satisfactory to the Agent, of the same tenor as the opinion referred to in Section 5(b) hereof, but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion or, in lieu of such opinion, counsel last furnishing such opinion to the Agent shall furnish the Agent with a letter substantially to the effect that the Agent may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance).

         (d) Subsequent Delivery of Comfort Letters. Each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information (other than by an amendment or supplement relating solely to the issuance and/or offering of securities other than the Notes) or (ii) (if required in connection with the purchase of Notes from the Company by the Agent as principal) the Company sells Notes to the Agent as principal, the Company shall cause Arthur Andersen LLP forthwith to furnish to the Agent a letter, dated the date of filing with the Commission or the date of effectiveness of such amendment or supplement, as applicable, or the date of such sale, as the case may be, in form satisfactory to the Agent, of the same tenor as the letter referred to in Section 5(d) hereof but modified to relate to the Registration Statement and Prospectus as amended and supplemented to the date of such letter.

SECTION  8. Indemnification.

         (a) Indemnification of the Agent. The Company agrees to indemnify and hold harmless the Agent and each person, if any, who controls the Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of an untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, provided that (subject to Section 8(d) hereof) any such settlement is effected with the written consent of the Company; and

                  (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Agent), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that this indemnity does not apply to (i) any untrue statement or alleged untrue statement contained in or omission or alleged omission from a preliminary prospectus delivered to the person asserting the loss, liability, claim, damage or expense if the Company shall sustain the burden of proving that such person was not sent or given a copy of the

Prospectus (or any amendment or supplement thereto) at or prior to the written confirmation of the sale of the related Notes to such person and the untrue statement contained in or omission from such preliminary prospectus was corrected in the Prospectus (or any amendment or supplement thereto) and the Company furnished copies thereof to the Agent a reasonable amount of time in advance of the delivery of the written confirmation and (ii) any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Agent expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

                  (b) Indemnification of Company, Directors and Officers. The Agent agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 8(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Agent expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

                  (c) Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 8(a) hereof, counsel to the indemnified parties shall be selected by the Agent and, in the case of parties indemnified pursuant to
Section 8(b) hereof, counsel to the indemnified parties shall be selected by the Company; provided that if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them that are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action in accordance with the preceding sentence, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

         No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 8 or 9 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

                  (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 8(a)(ii) effected without its written consent if
(i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by Section 8(a)(ii) effected without its consent if such indemnifying party (i) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable and (ii) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each prior to the date of such settlement.

SECTION 9.  Contribution.

         If the indemnification provided for in Section 8 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Agent, on the other hand, from the offering of the Notes that were the subject of the claim for indemnification or (ii) if the allocation provided by clause
(i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Agent, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Company, on the one hand, and the Agent, on the other hand, in connection with the offering of the Notes that were the subject of the claim for indemnification shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Notes (before deducting expenses) received by the Company and the total discount or commission received by the Agent bears to the aggregate initial offering price of such Notes.

         The relative fault of the Company, on the one hand, and the Agent, on the other hand, shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Agent agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any applicable untrue or alleged untrue statement or omission or alleged omission.

          Notwithstanding the provisions of this Section 9, (i) the Agent shall not be required to contribute any amount in excess of the amount by which the total discount or commission received by it in connection with the offering of the Notes that were the subject of the claim for indemnification exceeds the amount of any damages which the Agent has otherwise been required to pay by reason of any applicable untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 9, each person, if any, who controls the Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Agent, and each director of the Company, each officer of the Company and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

SECTION 10. Payment of Expenses.

         The Company will pay all expenses incident to the performance of its obligations under this Agreement, including:

         (a) The preparation, filing, printing and delivery of the Registration Statement as originally filed and all amendments thereto and any preliminary prospectus, the Prospectus and any amendments or supplements thereto;

         (b) The preparation, printing and delivery of this Agreement and the Indenture;

         (c) The preparation, issuance and delivery of the Notes, including any fees and expenses relating to the eligibility and issuance of Notes in book-entry form and the cost of obtaining CUSIP or other identification numbers for the Notes;

         (d) The fees and disbursements of the Company's accountants, counsel and other advisors or Agent (including any calculation agent or exchange rate agent) and of the Trustee and its counsel;

         (e) The reasonable fees and disbursements of counsel to the Agent incurred in connection with the establishment of the Program and incurred from time to time in connection with the transactions contemplated hereby;

         (f) The fees charged by nationally recognized statistical rating organizations for the rating of the Program and the Notes;

         (g) The fees and expenses incurred in connection with any listing of Notes on a securities exchange;

         (h) The filing fees incident to, and the reasonable fees and disbursements of counsel to the Agent in connection with, the review, if any, by the National Association of Securities Dealers, Inc. (the "NASD"); and

         (i) Any advertising and other out-of-pocket expenses of the Agent incurred with the approval of the Company.

SECTION  11. Representations, Warranties and Agreements to Survive Delivery.

         All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto or thereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Agent or any controlling person of the Agent, or by or on behalf of the Company, and shall survive each delivery of and payment for the Notes.

SECTION  12. Termination.

         (a) Termination of this Agreement. This Agreement (excluding any agreement by the Agent to purchase Notes from the Company as principal) may be terminated for any reason, at any time by either the Company or the Agent upon the giving of 30 days' prior written notice of such termination to the other party hereto.

         (b) Termination of Agreement to Purchase Notes as Principal. The Agent may terminate any agreement by it to purchase Notes from the Company as principal, immediately upon notice to the Company, at any time prior to the Settlement Date relating thereto, if (i) there has been, since the date of such agreement or since the respective dates as of which information is given in the Prospectus, any Material Adverse Effect, whether or not arising in the ordinary course of business, or (ii) there has occurred any material adverse change in the financial markets in the United States or, if such Notes are denominated and/or payable in, or indexed to, one or more foreign currencies, in the international financial markets, or any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development or event involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Agent, impracticable to market such Notes or enforce contracts for the sale of such Notes, or (iii) trading in any securities of the Company has been suspended or materially limited by the Commission or a national securities exchange, or if trading generally on the New York Stock Exchange or the American Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by either of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or (iv) a banking moratorium has been declared by either Federal or New York authorities or by the relevant authorities in the country or countries of origin of any foreign currency in which such Notes are denominated and/or payable, or (v) the rating assigned by any nationally recognized statistical rating organization to the Program or any debt securities (including the Notes) of the Company as of the date of such agreement has been lowered or withdrawn since that date or if any such rating organization has publicly announced that it has under surveillance or review its rating of the Program or any such debt securities, or (vi) there has come to the attention of the Agent any facts that would cause the Agent to believe that the Prospectus, at the time it was required to be delivered to a purchaser of such Notes, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time of such delivery, not misleading.

         (c) General. In the event of any such termination, neither party will have any liability to the other party hereto, except that (i) the Agent shall be entitled to any commissions earned on Notes actually sold in accordance with the third paragraph of Section 3(b) hereof, (ii) if at the time of termination
(a) the Agent shall own any Notes purchased by it from the Company as principal or (b) an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser or his agent of such Notes relating thereto has not occurred, the covenants set forth in Sections 4 and 7 hereof shall remain in effect until such Notes are so resold or delivered, as the case may be, and (iii) the covenant set forth in Section 4(i) hereof, the provisions of Section 10 hereof, the indemnity and contribution agreements set forth in Sections 8 and 9 hereof, and the provisions of Sections 11, 14 and 15 hereof shall remain in effect.

SECTION  13. Notices.

         Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or by telex, telecopier or telegram, and any such notice shall be effective when received at the address specified below.

         If to the Company:

                  Enron Corp.
                  1400 South Street
                  Houston, Texas 77002
                      Attention:  Treasurer
                  Telecopy No.:  (713) 646-3422

         If to the Agent:

                  [Agent Name and Address]
                  Attention:
                  Telecopy No.:

or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section 13.

SECTION  14. Parties.

         This Agreement shall inure to the benefit of and be binding upon the Agent and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons, officers and directors referred to in Sections 8 and 9 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors, and said controlling persons, officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase.

SECTION  15. GOVERNING LAW.

         THIS AGREEMENT AND ALL THE RIGHTS AND OBLIGATIONS OF THE PARTIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

SECTION  16. Effect of Headings.


         The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION  17. Counterparts.


         This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts hereof shall constitute a single instrument.

         If the foregoing is in accordance with the Agent's understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this Distribution Agreement, along with all counterparts, will become a binding agreement between the Agent and the Company in accordance with its terms.

                                     Very truly yours,

                                     ENRON CORP.


                                     By:
                                       ----------------------------------------
                                     Name:
                                     Title:

CONFIRMED AND ACCEPTED,
By the Agent named below as of the date first above written:

[NAME OF AGENT]



By:
    ----------------------------
Name:
Title:

                                   SCHEDULE A

         As compensation for the services of the Agent hereunder, the Company shall pay the Agent, on a discount basis, a commission for the sale of each Note equal to the principal amount of such Note multiplied by the appropriate percentage set forth below:

                                                              PERCENT OF
                                                           PRINCIPAL AMOUNT

[To be agreed upon with Agent]

                                                                      EXHIBIT A

                                 PRICING TERMS

         Principal Amount: $_______
                  (or principal amount of foreign or composite currency)

         Interest Rate or Formula:
                  If Fixed Rate Note,
                           Interest Rate:
                           Interest Payment Dates:
                  If Floating Rate Note,
                           Interest Rate Basis(es):
                                If LIBOR,
                                     LIBOR Reuters Page:
                                     LIBOR Telerate Page:
                                    Designated LIBOR Currency:
                                  If CMT Rate,
                                    Designated CMT Telerate Page:
                                         If Telerate Page 7052:
                                             Weekly Average
                                             Monthly Average
                           Index Maturity:
                           Spread and/or Spread Multiplier, if any:
                           Initial Interest Rate, if any:
                           Interest Reset Dates:
                           Interest Payment Dates:
                           Maximum Interest Rate, if any:
                           Minimum Interest Rate, if any:
                           Fixed Rate Commencement Date, if any:
                           Fixed Interest Rate, if any:
                           Day Count Convention:
                           Calculation Agent:

         Redemption Provisions:
                  Initial Redemption Date:
                  Initial Redemption Percentage:
                  Annual Redemption Percentage Reduction, if any:
         Repayment Provisions:
                  Optional Repayment Date(s):

         Original Issue Date:
         Stated Maturity Date:
         Specified Currency:
         Exchange Rate Agent:
         Authorized Denomination:
         Purchase Price: ___%, plus accrued interest, if any, from ___________ Price to Public: ___%, plus accrued interest, if any, from __________ Issue Price:

         Settlement Date and Time:
         Additional/Other Terms:

Also, in connection with the purchase of Notes from the Company by the Agent as principal, agreement as to whether the following will be required:

         Officers' Certificate pursuant to Section 7(b) of the Distribution Agreement.

         Legal Opinion pursuant to Section 7(c) of the Distribution Agreement.

         Comfort Letter pursuant to Section 7(d) of the Distribution Agreement.